UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 1.01         Entry into a Material Definitive Agreement.

On November 24, 2021 (the “Effective Date”), AAON, Inc., an Oklahoma corporation, and AAON Coil Products, Inc., a Texas corporation, both wholly-owned subsidiaries of AAON, Inc., a Nevada Corporation (the "Company"), entered into an Amended and Restated Loan Agreement (the “BOK Agreement”), with BOKF, NA dba Bank of Oklahoma (the “Lender”).

The BOK Agreement provides for a $100 million revolving credit facility with the Lender from the Effective Date with a maturity date in November 24, 2026, and replaces the prior $30 million Amended and Restated Loan Agreement with the Lender dated July 26, 2021.

As defined by the BOK Agreement, any outstanding loans shall bear interest, prior to the secured overnight financing rate ("SOFR") transition date, at daily compounded SOFR plus the applicable margin, and on and after the SOFR transition date, the forward-looking term rate based on SOFR that is published by an authorized benchmark administrator plus the applicable margin. Applicable margin, ranging from 1.25% - 1.75%, is determined quarterly based on the Company's leverage ratio.

If SOFR cannot be determined pursuant to the definition, as defined by the BOK Agreement, any outstanding effected loans will be deemed to have been converted into alternative base rate ("ABR") loans. ABR loans would bear interest at a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, or (c) daily simple SOFR for a one-month tenor in effect on such day plus 1.00%.

The Company is also subject to letter of credit fees, ranging from 1.25% - 1.75%, and a commitment fee, ranging from 0.10% - 0.20%. The applicable fee percentage is determined quarterly based on the Company's leverage ratio.

The BOK Agreement contains certain covenants including a financial covenant, calculated at the end of each quarter beginning December 31, 2021, which requires our consolidated leverage ratio ratio be less than 3.00 to one (3.00:1).

The foregoing description of the BOK Agreement does not purport to be complete and is qualified in its entirety by reference to the BOK Agreement, which is incorporated herein by reference. A copy of the BOK Agreement is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Amended and Restated Loan Agreement dated November 24, 2021.

99.2	Promissory Note dated November 24, 2021.

99.3	Guarantee Agreement dated November 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	November 30, 2021	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary